Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 of our report dated February 14, 2020 relating to the consolidated financial statements of E-Home Household Service Holdings Limited for the years ended June 30, 2019 and 2018. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Thayer O’Neal Company LLC

Thayer O’Neal Company, LLC

Sugar Land, Texas

February 14, 2020